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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 17, 2004, relating to the financial statements and financial highlights of Cohen & Steers Special Equity Fund, Inc. as of December 31, 2003, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
April 23, 2004